UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 27, 2015

Date of Report (Date of earliest event reported)

New Relic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

188 Spear Street, Suite 1200

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(650) 777-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2015, New Relic, Inc. (the “Company”) entered into a Separation Agreement, dated December 21, 2015 (the “Separation Agreement”), with Chris Cook, the Company’s Chief Operating Officer, to govern the terms of his transition period through his final date of employment, which is expected to be January 4, 2016 (the “Separation Date”). Until the Separation Date, Mr. Cook has agreed to perform his current duties, transition his work load, and provide other transition assistance as requested by the Company and the Company will continue to pay Mr. Cook his regular base salary and he will continue to participate in the employee benefit plans in which he is enrolled. The Separation Agreement provides, among other things, that, conditioned upon performance of certain terms in the Separation Agreement, including signing a release of claims and confidentiality obligations, the Company will extend the exercisability of Mr. Cook’s options grants post-termination until the earlier of a change in control of the Company and the one-year anniversary of his Separation Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: December 28, 2015	By:	/s/ Robin Schulman
Robin Schulman
Vice President, General Counsel and Corporate Secretary